Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE
Media relations contact:
Charles Coleman, (626) 302-7982
Investor relations contact:
Scott Cunningham, (626) 302-2540

Edison International Reports Third Quarter 2016 Results; Reaffirms 2016 Earnings Guidance

ROSEMEAD, Calif., November 1, 2016 - Edison International (NYSE: EIX) today reported third quarter 2016 net income of $419 million, or $1.29 per share, compared to $421 million, or $1.29 per share, in the third quarter of 2015. There were no non-core items in the third quarter 2016 results. As adjusted, third quarter 2015 core earnings were $377 million or $1.16 per share.
SCE's third quarter 2016 net income increased by $46 million, or $0.15 per share, from the third quarter 2015 primarily due to the timing of the implementation of the 2015 General Rate Case (GRC) proposed decision and incremental return on pole loading rate base, partially offset by higher income tax expense.
SCE's 2015 earnings were impacted by the timing of the 2015 GRC decision. During 2015, SCE recorded revenue refunds to customers which totaled $451 million to reflect the final decision in the 2015 GRC. In the third quarter of 2015, SCE recorded a refund of $233 million as a result of receiving the proposed GRC decision, of which a total of $70 million ($41 million after-tax), or $0.13 per share, was attributable to the first six months of 2015. In addition, third quarter 2016 earnings included an increase in revenue of approximately $46 million ($27 million after-tax), or $0.08 per share, from the revenue escalation mechanism in the 2015 GRC decision.
Edison International Parent and Other’s third quarter 2016 losses from continuing operations increased by $5 million, or $0.02 per share, compared to third quarter 2015. The higher losses reflected higher operating and development costs and lower revenue and gross margin from the sale of solar systems at Edison Energy Group.
Edison International Parent and Other's third quarter 2015 non-core items included income of $1 million related to losses (net of distributions) allocated to tax equity investors under the hypothetical liquidation at book value (HLBV) accounting method. Additionally, during the third quarter 2015, Edison International recorded $43 million, or $0.13 per share, of earnings from discontinued operations.
“Third quarter results reflect the ongoing strength of SCE’s earnings and we’ve reaffirmed our 2016 earnings guidance accordingly,” said Pedro Pizarro, president and chief executive officer of Edison International. “We continue to see a long-term opportunity for above-average earnings and dividend growth based on SCE infrastructure replacement and electric grid modernization helping achieve California’s vision for a low-carbon economy.”

Year-to-Date Earnings
For the nine months ended September 30, 2016, Edison International reported net income of $965 million, or $2.96 per share, compared to $1,099 million, or $3.37 per share, during the same period in 2015. On an adjusted basis, Edison International’s core earnings were $961 million, or $2.95 per share, compared to $1,049 million, or $3.22 per share, in the year-to-date period in 2015.

Edison International Reports Third Quarter 2016 Financial Results

SCE’s net income for the nine months ended September 30, 2016 decreased $42 million, or $0.13 per share, from the same period in 2015, primarily due to $100 million, or $0.31 per share, of income tax benefits from revisions to liabilities for uncertain tax positions recorded in the second quarter of 2015, partially offset by an increase in revenues of $142 million ($84 million after-tax), or $0.26 per share, from the escalation mechanism in the 2015 GRC decision and 2016 incremental return on the pole loading rate base.
Edison International Parent and Other’s losses from continuing operations from the nine months ended September 30, 2016 increased by $48 million, or $0.15 per share, compared to same period 2015. During the second quarter 2016, Edison International Parent and Other recorded an after-tax charge of $13 million, or $0.04 per share, related to the buy-out of an earn-out provision with the former shareholders of a company acquired by Edison Energy at the end of 2015. In addition, the increased losses also reflect higher operating and development costs and lower revenue and gross margin from the sale of solar systems at Edison Energy Group, as well as losses at Edison Capital compared to income from investments in affordable housing projects sold at the end of 2015.
Edison International's non-core items for the nine months ended September 30, 2016 included income of $5 million, or $0.01 per share, compared to income of $7 million, or $0.02 per share, for the same period in 2015 related to losses (net of distributions) allocated to tax equity investors under the HLBV accounting method. Additionally, during the nine months ended September 30, 2016, Edison International recorded $1 million of losses from discontinued operations as compared to $43 million, or $0.13 per share, of earnings in the same period of 2015.
Edison International uses core earnings, which is a non-GAAP financial measure that adjusts for significant discrete items that management does not consider representative of ongoing earnings. Edison International management believes that core earnings provide more meaningful comparisons of performance from period to period. Please see the attached tables for a reconciliation of core earnings to basic GAAP earnings.
Reaffirmed 2016 Earnings Guidance
The company reaffirmed its earnings guidance for 2016 as summarized in the following chart. See the presentation accompanying the company’s conference call for further information including key guidance assumptions.
2016 Earnings Guidance

	2016 Earnings Guidance			2016 Earnings Guidance
	as of July 28, 2016			as of November 1, 2016
	Low	Mid	High	Low	Mid	High
EIX Basic EPS	$3.82	$3.92	$4.02	$3.87	$3.92	$3.97
Less: Non-core Items*	0.01	0.01	0.01	0.01	0.01	0.01
EIX Core EPS	$3.81	$3.91	$4.01	$3.86	$3.91	$3.96
* Non-core items recorded for the nine months ended September 30, 2016.

About Edison International
Edison International (NYSE:EIX), through its subsidiaries, is a generator and distributor of electric power, as well as a provider of energy services and technologies, including renewable energy. Headquartered in Rosemead, Calif., Edison International is the parent company of Southern California Edison, one of the nation’s largest electric utilities. Edison International is also the parent company of Edison Energy Group, a portfolio of competitive businesses that provide commercial and industrial customers with energy management and procurement services and distributed solar generation. Edison Energy Group companies are independent from Southern California Edison.

Edison International Reports Third Quarter 2016 Financial Results

Appendix

Use of Non-GAAP Financial Measures
Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.
Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.
Safe Harbor Statement
Statements contained in this release about future performance, including, without limitation, operating results, rate base growth, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. Important factors that could cause different results include, but are not limited to the:

•	ability of SCE to recover its costs in a timely manner from its customers through regulated rates, including regulatory assets related to San Onofre;

•
decisions and other actions by the CPUC, the FERC, the NRC and other regulatory authorities, including the determinations of authorized rates of return or return on equity, outcome of San Onofre CPUC proceedings and delays in regulatory actions;

•
risks associated with cost allocation, including the potential movement of costs to bundled customers, caused by the ability of cities, counties and certain other public agencies to generate and/or purchase electricity for their local residents and businesses, along with other possible customer bypass or departure due to technological advancements in the generation, storage, transmission, distribution and use of electricity, and supported by public policy, government regulations and incentives;

•
risks inherent in the construction of transmission and distribution infrastructure replacement and expansion projects, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), and governmental approvals;

•
ability to obtain sufficient insurance, including insurance relating to SCE's nuclear facilities and wildfire-related liability, and to recover the costs of such insurance or in the absence of insurance the ability to recover uninsured losses; and

•	risks associated with the retirement and decommissioning of nuclear generating facilities.

Other important factors are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K, most recent Form 10-Q, and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this news release.

Edison International Reports Third Quarter 2016 Financial Results

These forward-looking statements represent our expectations only as of the date of this news release, and Edison International assumes no duty to update them to reflect new information, events or circumstances.
Reminder: Edison International Will Hold a Conference Call Today
When:    Tuesday November 1, 2016, 1:30 p.m. (Pacific Time)
Telephone Numbers:    1-800-369-2198 (US) and 1-773-756-4618 (Int'l) - Passcode: Edison
Telephone Replay:    1-888-568-0514 (US) and 1-402-530-8003 (Int’l) - Passcode: 22316
Telephone replay available through November 10, 2016
Webcast:     www.edisoninvestor.com

Edison International Reports Third Quarter 2016 Financial Results

Third Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three months ended September 30,			Nine months ended September 30,
	2016	2015	Change	2016	2015	Change
Earnings (loss) per share attributable to Edison International
Continuing operations
SCE	$1.34	$1.19	$0.15	$3.18	$3.31	$(0.13)
Edison International Parent and Other	(0.05)	(0.03)	(0.02)	(0.22)	(0.07)	(0.15)
Discontinued operations	—	0.13	(0.13)	—	0.13	(0.13)
Edison International	1.29	1.29	—	2.96	3.37	(0.41)
Less: Non-core items
SCE	—	—	—	—	—	—
Edison International Parent and Other	—	—	—	0.01	0.02	(0.01)
Discontinued operations	—	0.13	(0.13)	—	0.13	(0.13)
Total non-core items	—	0.13	(0.13)	0.01	0.15	(0.14)
Core earnings (losses)
SCE	1.34	1.19	0.15	3.18	3.31	(0.13)
Edison International Parent and Other	(0.05)	(0.03)	(0.02)	(0.23)	(0.09)	(0.14)
Edison International	$1.29	$1.16	$0.13	$2.95	$3.22	$(0.27)
Note: Diluted earnings were $1.27 and $1.28 per share for the three months ended September 30, 2016 and 2015, respectively and $2.94 and $3.34 per share for the nine months ended September 30, 2016 and 2015, respectively.

Third Quarter Reconciliation of Basic Earnings to Core Earnings (in millions)

	Three months ended September 30,			Nine months ended September 30,
(in millions)	2016	2015	Change	2016	2015	Change
Net income (loss) attributable to Edison International
Continuing operations
SCE	$435	$389	$46	$1,037	$1,079	$(42)
Edison International Parent and Other	(16)	(11)	(5)	(71)	(23)	(48)
Discontinued operations	—	43	(43)	(1)	43	(44)
Edison International	419	421	(2)	965	1,099	(134)
Less: Non-core items
SCE	—	—	—	—	—	—
Edison International Parent and Other	—	1	(1)	5	7	(2)
Discontinued operations	—	43	(43)	(1)	43	(44)
Total non-core items	—	44	(44)	4	50	(46)
Core earnings (losses)
SCE	435	389	46	1,037	1,079	(42)
Edison International Parent and Other	(16)	(12)	(4)	(76)	(30)	(46)
Edison International	$419	$377	$42	$961	$1,049	$(88)

Edison International Reports Third Quarter 2016 Financial Results

Consolidated Statements of Income	Edison International

	Three months ended September 30,		Nine months ended September 30,
(in millions, except per-share amounts, unaudited)	2016	2015	2016	2015
Total operating revenue	$3,767	$3,763	$8,985	$9,183
Purchased power and fuel	1,719	1,785	3,576	3,648
Operation and maintenance	740	780	2,090	2,159
Depreciation, decommissioning and amortization	521	506	1,504	1,451
Property and other taxes	92	84	269	255
Impairment and other charges	—	—	21	—
Total operating expenses	3,072	3,155	7,460	7,513
Operating income	695	608	1,525	1,670
Interest and other income	32	32	97	114
Interest expense	(147)	(138)	(431)	(420)
Other expenses	(9)	(15)	(29)	(40)
Income from continuing operations before income taxes	571	487	1,162	1,324
Income tax expense	122	82	113	195
Income from continuing operations	449	405	1,049	1,129
Income (loss) from discontinued operations, net of tax	—	43	(1)	43
Net income	449	448	1,048	1,172
Preferred and preference stock dividend requirements of SCE	31	28	92	84
Other noncontrolling interests	(1)	(1)	(9)	(11)
Net income attributable to Edison International common shareholders	$419	$421	$965	$1,099
Amounts attributable to Edison International common shareholders:
Income from continuing operations, net of tax	$419	$378	$966	$1,056
Income (loss) from discontinued operations, net of tax	—	43	(1)	43
Net income attributable to Edison International common shareholders	$419	$421	$965	$1,099
Basic earnings per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding	326	326	326	326
Continuing operations	$1.29	$1.16	$2.96	$3.24
Discontinued operations	—	0.13	—	0.13
Total	$1.29	$1.29	$2.96	$3.37
Diluted earnings per common share attributable to Edison International common shareholders:
Weighted-average shares of common stock outstanding, including effect of dilutive securities	329	328	329	329
Continuing operations	$1.27	$1.15	$2.94	$3.21
Discontinued operations	—	0.13	—	0.13
Total	$1.27	$1.28	$2.94	$3.34
Dividends declared per common share	$0.4800	$0.4175	$1.4400	$1.2525

Edison International Reports Third Quarter 2016 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, unaudited)	September 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$84	$161
Receivables, less allowances of $58 and $62 for uncollectible accounts at respective dates	999	771
Accrued unbilled revenue	570	565
Inventory	310	267
Derivative assets	60	79
Regulatory assets	321	560
Other current assets	261	251
Total current assets	2,605	2,654
Nuclear decommissioning trusts	4,376	4,331
Other investments	76	203
Total investments	4,452	4,534
Utility property, plant and equipment, less accumulated depreciation and amortization of $8,753 and $8,548 at respective dates	36,064	34,945
Nonutility property, plant and equipment, less accumulated depreciation of $96 and $85 at respective dates	167	140
Total property, plant and equipment	36,231	35,085
Derivative assets	67	84
Regulatory assets	7,844	7,512
Other long-term assets	358	360
Total long-term assets	8,269	7,956

Total assets	$51,557	$50,229

Edison International Reports Third Quarter 2016 Financial Results

Consolidated Balance Sheets	Edison International

(in millions, except share amounts, unaudited)	September 30, 2016	December 31, 2015
LIABILITIES AND EQUITY
Short-term debt	$757	$695
Current portion of long-term debt	881	295
Accounts payable	1,180	1,310
Accrued taxes	130	72
Customer deposits	264	242
Derivative liabilities	223	218
Regulatory liabilities	1,030	1,128
Other current liabilities	877	967
Total current liabilities	5,342	4,927
Long-term debt	10,407	10,883
Deferred income taxes and credits	8,177	7,480
Derivative liabilities	1,070	1,100
Pensions and benefits	1,776	1,759
Asset retirement obligations	2,592	2,764
Regulatory liabilities	6,020	5,676
Other deferred credits and other long-term liabilities	2,168	2,246
Total deferred credits and other liabilities	21,803	21,025
Total liabilities	37,552	36,835
Commitments and contingencies
Redeemable noncontrolling interest	—	6
Common stock, no par value (800,000,000 shares authorized; 325,811,206 shares issued and outstanding at respective dates)	2,503	2,484
Accumulated other comprehensive loss	(51)	(56)
Retained earnings	9,362	8,940
Total Edison International's common shareholders' equity	11,814	11,368
Noncontrolling interests – preferred and preference stock of SCE	2,191	2,020
Total equity	14,005	13,388

Total liabilities and equity	$51,557	$50,229

Edison International Reports Third Quarter 2016 Financial Results

Consolidated Statements of Cash Flows	Edison International

	Nine months ended September 30,
(in millions, unaudited)	2016	2015
Cash flows from operating activities:
Net income	$1,048	$1,172
Less: (Loss) income from discontinued operations	(1)	43
Income from continuing operations	1,049	1,129
Adjustments to reconcile to net cash provided by operating activities:
Depreciation, decommissioning and amortization	1,575	1,515
Allowance for equity during construction	(58)	(63)
Deferred income taxes and investment tax credits	127	202
Other	17	(5)
Nuclear decommissioning trusts	(159)	(249)
EME settlement payments, net of insurance proceeds	(209)	(176)
Changes in operating assets and liabilities:
Receivables	(235)	(412)
Inventory	(43)	10
Accounts payable	151	164
Prepaid and accrued taxes	56	(18)
Other current assets and liabilities	(68)	(572)
Derivative assets and liabilities, net	15	25
Regulatory assets and liabilities, net	189	1,318
Other noncurrent assets and liabilities	93	(35)
Net cash provided by operating activities	2,500	2,833
Cash flows from financing activities:
Long-term debt issued or remarketed, net of discount and issuance costs of $3 and $16 for respective periods	397	1,415
Long-term debt matured	(83)	(761)
Preference stock issued, net	294	319
Preference stock redeemed	(125)	(325)
Short-term debt financing, net	60	(112)
Dividends to noncontrolling interests	(98)	(91)
Dividends paid	(469)	(408)
Other	(76)	(11)
Net cash provided by financing activities	(100)	26
Cash flows from investing activities:
Capital expenditures	(2,773)	(3,134)
Proceeds from sale of nuclear decommissioning trust investments	2,075	2,507
Purchases of nuclear decommissioning trust investments	(1,916)	(2,265)
Life insurance policy proceeds	140	—
Other	(3)	35
Net cash used in investing activities	(2,477)	(2,857)
Net (decrease) increase in cash and cash equivalents	(77)	2
Cash and cash equivalents at beginning of period	161	132
Cash and cash equivalents at end of period	$84	$134